FULL AND FINAL RELEASE


TO:               INFOCAST CORPORATION

AND TO:           INFOCAST CANADA CORPORATION


                  IN CONSIDERATION of the sum of ONE DOLLAR ($1.00) of lawful money of Canada now paid by you to the undersigned (the receipt and adequacy of which is hereby acknowledged by the undersigned) and for other good and valuable consideration, the undersigned hereby remises, releases and forever discharges you from all actions, causes of action, suits, debts, duties, accounts, bonds, covenants, contracts, claims and demands whatsoever which the undersigned now has or hereafter can, shall or may have for or by reason of or in any way arising out of or in any way related tor referable to or connected with

         (a) an agreement (the "Share Purchase Agreement") made in writing and being dated the 13th day of May, 1999, between Infocast Corporation, Infocast Canada Corporation, Applied Courseware Technology Inc., Gerry Costello, Faye Costello, Joseph Costello and Stephen Headford; and

         (b) any agreements, documents and instruments relating to the Share Purchase Agreement including, without limitation, the Transaction Documents (as that term is defined in the Share Purchase Agreement).

                  The undersigned represents and warrants that he has never assigned or transferred, or purported to assign or transfer, any claim or right which is based on or referable to any matter referred to or contemplated in any either clause (a) or (b) in the preceding paragraph and which he has had or may have had at any time up or on the date hereof against you, and covenants that he will not assign or transfer, or purport to assign or transfer, any claim or right which is based on or referable to any matter referred to or contemplated in either clauses (a) or (b) of the preceding paragraph and which he has had or may have had at any time up to or on the date hereof against you and that he shall indemnify, defend and hold you harmless in respect of any such assignment or transfer or purported assignment or transfer made by him.

                  The undersigned agrees not to make any claim or to commence or maintain any proceedings against any person, firm or corporation in respect of any matter, claim or cause of action existing at the date hereof which is based on or referable to any matter referred to or contemplated in either clauses (a) or (b) of the first paragraph hereof it such person, firm or corporation might claim contribution or indemnity from you.

                  THE PROVISIONS hereof shall enure to the benefit of your respective heirs, executors, administrators, legal personal representatives and successors and shall be binding upon the respective heirs, executors, administrators, legal personal representatives and successors of the undersigned.

                  AND IT IS AGREED that you do not by the payment aforesaid or otherwise admit any liability to the undersigned and liability is, in fact, denied.

                  IN WITNESS WHEREOF the undersigned individual has hereunto set his hand and seal this 6th day of January, 2000.


SIGNED, SEALED AND DELIVERED                )
in the presence of                          )
                                            )
                                            )
                                            )
________________________________            )        /s/ Stephen Headford
Witness                                     )        --------------------------
                                            )        Stephen Headford





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